HOME EQUITY ASSET TRUST 2007-2

DERIVED INFORMATION [3/01/07]

[$1,161,000,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,161,000,100]

Total Certificates Offered & Non-Offered

(Approximate)

Home Equity Pass-Through Certificates, Series 2007-2

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 3/01/07 cutoff date.  Approximately 12.7% of the mortgage loans do not provide for any payments of principal in the first five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	6,228
Total Outstanding Loan Balance	$1,173,441,877*	Min	Max
Average Loan Current Balance	$188,414	$10,175	$959,704
Weighted Average Original LTV	82.7%**
Weighted Average Coupon	8.21%	5.45%	14.00%
Arm Weighted Average Coupon	8.10%
Fixed Weighted Average Coupon	8.63%
Weighted Average Margin	5.80%	1.06%	10.99%
Weighted Average FICO (Non-Zero)	627
Weighted Average Age (Months)	3
% First Liens	95.5%
% Second Liens	4.5%
% Arms	79.5%
% Fixed	20.5%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$1,200,000,100]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Current Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
5.45 - 5.50	1	99,667	0.0	5.45	60.2	695
5.51 - 6.00	42	12,261,018	1.0	5.88	77.4	684
6.01 - 6.50	145	39,809,744	3.4	6.34	77.8	660
6.51 - 7.00	506	133,040,068	11.3	6.83	78.8	654
7.01 - 7.50	745	180,316,438	15.4	7.30	80.1	642
7.51 - 8.00	1,074	242,317,075	20.7	7.79	80.5	632
8.01 - 8.50	783	163,269,616	13.9	8.28	82.2	626
8.51 - 9.00	806	155,778,925	13.3	8.77	84.4	609
9.01 - 9.50	478	81,084,522	6.9	9.27	85.7	597
9.51 - 10.00	567	72,724,869	6.2	9.78	88.8	589
10.01 - 10.50	329	36,496,744	3.1	10.27	91.3	608
10.51 - 11.00	162	16,793,742	1.4	10.76	88.2	592
11.01 - 11.50	193	15,680,596	1.3	11.21	92.7	615
11.51 - 12.00	194	12,605,836	1.1	11.73	97.8	625
12.01 - 14.00	203	11,163,017	1.0	12.41	98.9	612
Total:	6,228	1,173,441,877	100.0	8.21	82.7	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
FICO	Loans	Balance ($)	Balance	%	%	FICO
414 - 425	2	617,761	0.1	9.06	79.3	421
426 - 450	6	791,674	0.1	8.04	68.6	443
451 - 475	16	2,218,623	0.2	8.75	86.2	464
476 - 500	30	4,300,517	0.4	8.76	74.2	492
501 - 525	265	45,420,508	3.9	9.17	74.3	513
526 - 550	377	63,562,483	5.4	8.97	77.6	538
551 - 575	462	83,827,139	7.1	8.64	78.0	563
576 - 600	741	140,092,616	11.9	8.56	83.8	589
601 - 625	1,280	221,855,161	18.9	8.30	84.4	613
626 - 650	1,168	220,104,072	18.8	8.08	83.9	639
651 - 675	951	183,201,769	15.6	7.85	83.2	662
676 - 700	495	109,224,197	9.3	7.66	83.6	687
701 - 725	232	52,165,353	4.4	7.83	84.7	712
726 - 750	118	27,908,056	2.4	7.68	84.1	737
751 - 775	64	13,603,389	1.2	7.48	84.8	762
776 - 796	21	4,548,559	0.4	8.03	86.6	783
Total:	6,228	1,173,441,877	100.0	8.21	82.7	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Scheduled Balance	Loans	Balance ($)	Balance	%	%	FICO
10,174 - 50,000	511	17,421,750	1.5	10.89	96.1	629
50,001 - 100,000	1,217	93,531,456	8.0	9.52	85.4	616
100,001 - 150,000	1,284	160,196,548	13.7	8.53	81.8	617
150,001 - 200,000	1,003	174,936,167	14.9	8.27	81.9	619
200,001 - 250,000	639	143,253,912	12.2	8.11	81.8	623
250,001 - 300,000	478	131,447,754	11.2	7.93	81.6	624
300,001 - 350,000	359	116,141,520	9.9	7.89	81.7	629
350,001 - 400,000	270	101,374,214	8.6	7.77	82.7	631
400,001 - 450,000	170	71,771,549	6.1	7.95	84.2	637
450,001 - 500,000	118	56,186,491	4.8	7.73	82.9	641
500,001 - 550,000	62	32,461,831	2.8	7.81	83.6	641
550,001 - 600,000	56	32,222,424	2.7	7.83	83.8	644
600,001 - 650,000	28	17,611,645	1.5	7.66	86.3	646
650,001 - 700,000	11	7,414,352	0.6	7.33	80.6	660
700,001 - 750,000	12	8,760,641	0.7	7.97	83.1	660
750,001 - 800,000	4	3,136,655	0.3	7.77	82.4	667
850,001 - 900,000	2	1,763,323	0.2	7.22	80.0	678
900,001 - 950,000	1	939,826	0.1	6.98	80.0	735
950,001 - 959,705	3	2,869,819	0.2	7.08	76.4	706
Total:	6,228	1,173,441,877	100.0	8.21	82.7	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Original LTV (%) *	Loans	Balance ($)	Balance	%	%	FICO
11.24 - 50.00	134	19,099,917	1.6	8.00	42.1	593
50.01 - 55.00	54	9,499,744	0.8	7.94	52.9	585
55.01 - 60.00	88	15,302,071	1.3	7.95	57.6	585
60.01 - 65.00	126	23,249,656	2.0	7.87	63.6	596
65.01 - 70.00	216	42,418,973	3.6	7.97	68.6	590
70.01 - 75.00	326	65,429,989	5.6	8.10	74.1	594
75.01 - 80.00	2,261	493,567,677	42.1	7.73	79.8	640
80.01 - 85.00	577	119,976,870	10.2	8.24	84.4	604
85.01 - 90.00	847	190,658,578	16.2	8.25	89.7	626
90.01 - 95.00	373	76,230,268	6.5	8.80	94.8	637
95.01 - 100.00	1,226	118,008,133	10.1	10.08	100.0	643
Total:	6,228	1,173,441,877	100.0	8.21	82.7	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Prepay Penalty in Years	Loans	Balance ($)	Balance	%	%	FICO
0.00	1,767	317,061,002	27.0	8.46	83.0	626
0.50	6	1,460,441	0.1	8.72	81.0	577
1.00	271	70,609,866	6.0	8.40	82.5	628
2.00	3,052	584,251,835	49.8	8.18	83.3	624
2.50	18	3,274,565	0.3	7.97	81.7	641
3.00	1,114	196,784,169	16.8	7.84	80.5	634
Total:	6,228	1,173,441,877	100.0	8.21	82.7	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Documentation Type	Loans	Balance ($)	Balance	%	%	FICO
Full	4,067	706,868,001	60.2	8.07	83.5	617
Reduced	1,040	209,105,769	17.8	8.46	82.6	652
Stated Income / Stated Assets	1,034	240,691,423	20.5	8.43	80.6	628
No Income / No Assets	87	16,776,684	1.4	7.96	81.9	684
Total:	6,228	1,173,441,877	100.0	8.21	82.7	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Occupancy Status	Loans	Balance ($)	Balance	%	%	FICO
Primary	5,775	1,092,461,360	93.1	8.19	82.8	625
Second Home	33	6,264,415	0.5	8.67	87.2	651
Investor	420	74,716,102	6.4	8.48	81.9	643
Total:	6,228	1,173,441,877	100.0	8.21	82.7	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
State	Loans	Balance ($)	Balance	%	%	FICO
California	1,129	339,469,717	28.9	7.90	81.6	636
Florida	567	112,401,471	9.6	8.38	81.6	623
Illinois	372	71,443,666	6.1	8.41	83.1	628
Texas	617	68,724,430	5.9	8.48	83.1	616
Arizona	379	67,203,779	5.7	8.08	81.6	626
Maryland	195	44,826,320	3.8	7.80	81.5	618
New Jersey	154	38,753,496	3.3	8.19	81.8	636
Virginia	169	31,915,381	2.7	8.21	82.9	615
New York	110	31,542,893	2.7	8.29	81.1	632
Nevada	130	28,286,773	2.4	8.04	83.1	641
Georgia	185	26,935,459	2.3	8.68	86.0	622
North Carolina	177	23,070,385	2.0	8.58	83.9	607
Pennsylvania	175	22,581,503	1.9	8.43	83.3	620
Utah	118	18,997,082	1.6	8.00	84.0	637
Tennessee	160	18,776,935	1.6	8.43	84.5	621
Other	1,591	228,512,586	19.5	8.47	84.8	620
Total:	6,228	1,173,441,877	100.0	8.21	82.7	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Purpose	Loans	Balance ($)	Balance	%	%	FICO
Purchase	2,987	501,094,538	42.7	8.33	85.2	643
Refinance - Rate Term	272	46,738,293	4.0	8.21	83.4	622
Refinance - Cashout	2,969	625,609,046	53.3	8.12	80.7	614
Total:	6,228	1,173,441,877	100.0	8.21	82.7	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Product	Loans	Balance ($)	Balance	%	%	FICO
Arm 10/20	3	1,306,729	0.1	6.47	80.7	687
Arm 2/28	2,139	401,520,046	34.2	8.23	82.4	622
Arm 2/28 - Balloon 40/30	886	208,660,168	17.8	8.18	82.9	619
Arm 2/28 - Balloon 45/30	5	1,287,154	0.1	7.94	80.1	538
Arm 2/28 - Balloon 50/30	826	238,218,255	20.3	7.97	82.7	631
Arm 2/28 - Dual 40/30	2	309,711	0.0	7.97	53.5	554
Arm 3/27	123	24,957,435	2.1	8.04	81.9	632
Arm 3/27 - Balloon 40/30	52	11,247,539	1.0	8.01	82.3	619
Arm 3/27 - Balloon 45/30	9	1,294,504	0.1	7.71	77.5	512
Arm 3/27 - Balloon 50/30	23	5,957,908	0.5	7.77	82.2	645
Arm 5/25	96	24,133,226	2.1	7.22	79.5	664
Arm 5/25 - Balloon 40/30	35	9,284,852	0.8	7.57	82.5	644
Arm 5/25 - Balloon 50/30	13	3,491,116	0.3	7.41	75.9	646
Arm 6 Month	2	1,142,508	0.1	7.23	81.1	677
Fixed Balloon 30/15	523	32,745,171	2.8	11.21	99.8	646
Fixed Balloon 40/30	146	27,674,336	2.4	7.94	81.2	633
Fixed Balloon 45/30	8	1,419,512	0.1	8.24	86.2	530
Fixed Balloon 50/30	52	13,286,716	1.1	7.87	76.2	616
Fixed Rate	1,285	165,504,993	14.1	8.31	81.6	633
Total:	6,228	1,173,441,877	100.0	8.21	82.7	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Property Type	Loans	Balance ($)	Balance	%	%	FICO
Single Family Residence	5,021	933,994,000	79.6	8.19	82.7	624
PUD	543	102,502,165	8.7	8.33	83.4	625
Condo	346	61,681,812	5.3	8.26	84.7	644
2 Family	243	54,172,550	4.6	8.31	81.9	643
3-4 Family	75	21,091,349	1.8	7.98	77.7	648
Total:	6,228	1,173,441,877	100.0	8.21	82.7	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Margin (%)	Loans	Balance ($)	Balance	%	%	FICO
1.06 - 4.00	129	38,451,273	4.1	6.84	79.7	679
4.01 - 4.50	146	35,180,829	3.8	6.69	78.0	656
4.51 - 5.00	318	78,087,646	8.4	7.26	80.7	649
5.01 - 5.50	450	94,246,393	10.1	7.74	80.3	628
5.51 - 6.00	1,757	422,700,560	45.3	8.05	83.2	633
6.01 - 6.50	579	120,226,603	12.9	8.51	82.5	603
6.51 - 7.00	447	87,559,082	9.4	8.99	82.6	590
7.01 - 7.50	249	37,995,130	4.1	9.61	86.3	575
7.51 - 8.00	100	14,377,099	1.5	9.81	90.4	578
8.01 - 8.50	30	3,365,175	0.4	10.35	92.0	593
8.51 - 9.00	7	499,322	0.1	10.59	85.8	576
9.01 - 10.99	2	122,036	0.0	11.44	88.2	501
Total:	4,214	932,811,149	100.0	8.10	82.5	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Months to Rate Reset	Loans	Balance ($)	Balance	%	%	FICO
1 - 3	5	1,312,440	0.1	7.79	79.7	674
4 - 6	5	748,804	0.1	7.45	79.4	553
7 - 9	5	1,371,734	0.1	8.29	74.5	534
10 - 12	4	718,501	0.1	8.39	68.6	539
13 - 15	12	2,266,137	0.2	8.74	78.4	513
16 - 18	52	12,554,075	1.3	8.24	79.8	571
19 - 21	1,838	393,121,821	42.1	8.09	83.3	624
22 - 24	1,945	439,950,452	47.2	8.19	82.1	626
25 - 27	5	794,843	0.1	7.72	72.7	554
28 - 30	11	2,292,485	0.2	8.23	78.9	592
31 - 33	106	22,663,538	2.4	7.92	82.1	630
34 - 36	79	16,800,397	1.8	7.99	82.5	635
37 >=	147	38,215,923	4.1	7.30	79.9	658
Total:	4,214	932,811,149	100.0	8.10	82.5	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Maximum Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
11.25 - 11.50	2	247,642	0.0	6.53	72.0	681
11.51 - 12.00	39	11,681,803	1.3	5.94	78.0	679
12.01 - 12.50	102	29,537,054	3.2	6.37	79.7	660
12.51 - 13.00	368	101,734,039	10.9	6.86	79.9	654
13.01 - 13.50	559	139,878,628	15.0	7.30	80.7	641
13.51 - 14.00	821	192,282,474	20.6	7.78	80.5	630
14.01 - 14.50	623	136,430,365	14.6	8.23	82.2	628
14.51 - 15.00	642	140,005,184	15.0	8.69	84.1	613
15.01 - 15.50	387	73,280,329	7.9	9.16	86.2	600
15.51 - 16.00	347	58,003,741	6.2	9.68	87.7	584
16.01 - 16.50	161	24,892,320	2.7	10.07	87.6	580
16.51 - 17.00	90	14,716,938	1.6	10.30	88.2	586
17.01 - 17.50	48	7,106,182	0.8	10.82	85.8	565
17.51 - 18.00	16	2,040,991	0.2	11.09	86.0	561
18.01 - 18.54	9	973,460	0.1	11.29	93.7	602
Total:	4,214	932,811,149	100.0	8.10	82.5	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Minimum Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
3.75 - 4.50	31	8,890,563	1.0	6.20	78.2	683
4.51 - 5.50	165	36,480,846	3.9	7.24	80.3	652
5.51 - 6.00	174	35,701,512	3.8	7.44	80.0	650
6.01 - 6.50	198	45,256,016	4.9	7.25	81.1	654
6.51 - 7.00	448	111,324,572	11.9	7.24	79.8	645
7.01 - 7.50	564	137,220,680	14.7	7.46	81.2	637
7.51 - 8.00	743	179,168,282	19.2	7.83	80.8	628
8.01 - 8.50	517	117,357,371	12.6	8.30	82.6	622
8.51 - 9.00	535	116,517,690	12.5	8.79	84.8	608
9.01 - 9.50	312	59,395,573	6.4	9.27	86.9	596
9.51 - 10.00	298	52,399,983	5.6	9.79	88.9	585
10.01 - 10.50	124	19,387,707	2.1	10.27	89.3	580
10.51 - 11.00	58	8,164,132	0.9	10.77	84.5	567
11.01 - 11.50	35	4,621,022	0.5	11.20	80.9	545
11.51 - 12.31	12	925,199	0.1	11.75	80.8	546
Total:	4,214	932,811,149	100.0	8.10	82.5	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Initial Periodic Cap (%)	Loans	Balance ($)	Balance	%	%	FICO
1.00	1,430	363,622,548	39.0	8.14	82.2	624
1.50	6	1,417,772	0.2	7.96	70.6	605
2.00	14	3,396,669	0.4	8.35	71.4	528
3.00	2,759	563,379,776	60.4	8.08	82.7	627
5.00	5	994,384	0.1	8.23	81.7	598
Total:	4,214	932,811,149	100.0	8.10	82.5	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Subsequent Periodic Cap (%)	Loans	Balance ($)	Balance	%	%	FICO
1.00	4,197	928,541,090	99.5	8.10	82.5	625
1.50	12	2,640,996	0.3	7.97	75.8	566
2.00	5	1,629,064	0.2	8.88	84.2	636
Total:	4,214	932,811,149	100.0	8.10	82.5	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Interest Only Period (Months)	Loans	Balance ($)	Balance	%	%	FICO
0	5,726	1,024,876,244	87.3	8.32	82.9	623
60	492	145,093,894	12.4	7.48	81.7	653
120	10	3,471,739	0.3	7.49	83.4	651
Total:	6,228	1,173,441,877	100.0	8.21	82.7	627

*

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Group1 Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 3/01/07 cutoff date.  Approximately 9.8% of the mortgage loans do not provide for any payments of principal in the first five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	3,532
Total Outstanding Loan Balance	$586,403,495*	Min	Max
Average Loan Current Balance	$166,026	$12,986	$723,076
Weighted Average Original LTV	82.9%**
Weighted Average Coupon	8.21%	5.60%	13.80%
Arm Weighted Average Coupon	8.18%
Fixed Weighted Average Coupon	8.33%
Weighted Average Margin	5.83%	1.43%	10.99%
Weighted Average FICO (Non-Zero)	627
Weighted Average Age (Months)	3
% First Liens	97.5%
% Second Liens	2.5%
% Arms	79.0%
% Fixed	21.0%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$600,000,000]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Current Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
5.60 - 6.00	28	7,024,679	1.2	5.86	74.0	688
6.01 - 6.50	88	20,004,798	3.4	6.34	75.8	666
6.51 - 7.00	297	62,966,769	10.7	6.83	77.2	654
7.01 - 7.50	422	87,809,220	15.0	7.30	80.0	646
7.51 - 8.00	607	120,801,458	20.6	7.79	80.5	632
8.01 - 8.50	389	70,566,724	12.0	8.29	83.5	631
8.51 - 9.00	522	90,089,332	15.4	8.77	86.2	613
9.01 - 9.50	297	46,446,426	7.9	9.28	88.0	600
9.51 - 10.00	362	41,677,911	7.1	9.78	88.2	583
10.01 - 10.50	181	18,306,818	3.1	10.27	90.6	591
10.51 - 11.00	87	8,571,247	1.5	10.77	88.8	575
11.01 - 11.50	83	5,306,329	0.9	11.25	91.6	596
11.51 - 12.00	77	3,376,039	0.6	11.73	95.6	612
12.01 - 13.80	92	3,455,746	0.6	12.48	99.4	611
Total:	3,532	586,403,495	100.0	8.21	82.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
FICO	Loans	Balance ($)	Balance	%	%	FICO
414 - 425	1	85,139	0.0	9.75	75.0	414
426 - 450	4	467,058	0.1	7.99	58.8	448
451 - 475	13	1,717,937	0.3	8.72	84.8	463
476 - 500	18	2,579,117	0.4	8.49	72.6	493
501 - 525	120	20,666,414	3.5	9.32	75.8	514
526 - 550	178	30,720,039	5.2	9.10	79.1	539
551 - 575	239	41,371,521	7.1	8.77	81.4	564
576 - 600	437	75,569,737	12.9	8.67	85.3	589
601 - 625	711	105,685,828	18.0	8.39	84.5	613
626 - 650	712	115,213,955	19.6	8.01	83.1	639
651 - 675	571	94,218,664	16.1	7.73	82.4	662
676 - 700	275	51,611,450	8.8	7.64	83.3	687
701 - 725	128	22,620,199	3.9	7.68	84.6	711
726 - 750	67	12,030,202	2.1	7.52	82.3	737
751 - 775	42	8,742,806	1.5	7.35	82.0	763
776 - 796	16	3,103,427	0.5	7.70	85.9	783
Total:	3,532	586,403,495	100.0	8.21	82.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Scheduled Balance	Loans	Balance ($)	Balance	%	%	FICO
12,986 - 50,000	333	10,730,038	1.8	10.94	97.8	633
50,001 - 100,000	688	53,023,525	9.0	9.17	85.2	617
100,001 - 150,000	806	100,542,322	17.1	8.32	82.4	625
150,001 - 200,000	622	108,419,281	18.5	8.23	83.1	627
200,001 - 250,000	390	87,306,572	14.9	8.02	81.8	628
250,001 - 300,000	275	75,700,534	12.9	7.92	81.5	624
300,001 - 350,000	201	65,025,049	11.1	7.93	82.0	628
350,001 - 400,000	155	58,286,798	9.9	7.83	83.1	627
400,001 - 450,000	46	18,914,478	3.2	7.89	84.5	637
450,001 - 500,000	6	2,862,483	0.5	7.47	79.3	656
500,001 - 550,000	6	3,078,459	0.5	7.55	88.5	692
550,001 - 600,000	2	1,153,735	0.2	7.96	82.6	575
600,001 - 650,000	1	637,146	0.1	6.99	75.0	685
700,001 - 723,077	1	723,076	0.1	6.64	72.5	775
Total:	3,532	586,403,495	100.0	8.21	82.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Original LTV (%) *	Loans	Balance ($)	Balance	%	%	FICO
11.24 - 50.00	64	9,964,340	1.7	7.58	41.7	614
50.01 - 55.00	32	6,425,053	1.1	7.65	52.8	597
55.01 - 60.00	45	8,705,233	1.5	7.79	57.6	604
60.01 - 65.00	48	10,238,897	1.7	7.57	63.7	621
65.01 - 70.00	76	15,307,721	2.6	7.71	68.8	619
70.01 - 75.00	134	30,616,176	5.2	7.69	74.1	617
75.01 - 80.00	1,369	237,863,934	40.6	7.83	79.8	632
80.01 - 85.00	303	57,388,286	9.8	8.30	84.4	605
85.01 - 90.00	573	112,134,624	19.1	8.45	89.8	626
90.01 - 95.00	275	47,762,649	8.1	8.78	94.7	637
95.01 - 100.00	613	49,996,582	8.5	9.78	99.9	638
Total:	3,532	586,403,495	100.0	8.21	82.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Prepay Penalty in Years	Loans	Balance ($)	Balance	%	%	FICO
0.00	983	158,533,475	27.0	8.44	84.4	631
0.50	3	745,146	0.1	8.23	82.9	599
1.00	129	27,740,849	4.7	8.32	82.5	627
2.00	1,707	283,760,965	48.4	8.24	83.4	619
2.50	13	2,252,995	0.4	8.30	82.2	634
3.00	697	113,370,064	19.3	7.81	79.8	639
Total:	3,532	586,403,495	100.0	8.21	82.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Documentation Type	Loans	Balance ($)	Balance	%	%	FICO
Full	2,343	356,412,640	60.8	8.11	83.9	619
Reduced	507	83,364,921	14.2	8.47	82.6	648
Stated Income / Stated Assets	652	140,264,986	23.9	8.35	80.9	632
No Income / No Assets	30	6,360,949	1.1	7.68	78.2	684
Total:	3,532	586,403,495	100.0	8.21	82.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Occupancy Status	Loans	Balance ($)	Balance	%	%	FICO
Primary	3,251	535,627,868	91.3	8.20	83.0	624
Second Home	23	3,934,261	0.7	8.45	86.1	672
Investor	258	46,841,366	8.0	8.39	82.5	655
Total:	3,532	586,403,495	100.0	8.21	82.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
State	Loans	Balance ($)	Balance	%	%	FICO
California	469	128,707,074	21.9	7.77	76.7	619
Illinois	250	44,469,578	7.6	8.33	84.9	638
Florida	223	42,584,021	7.3	8.36	83.5	628
Arizona	242	40,869,850	7.0	8.04	83.5	637
Texas	373	35,906,271	6.1	8.63	83.5	617
Maryland	102	22,105,305	3.8	7.77	84.5	634
Virginia	98	17,861,305	3.0	8.30	86.1	624
New Jersey	70	16,550,942	2.8	8.08	82.5	645
Pennsylvania	128	16,513,310	2.8	8.41	85.4	631
Nevada	77	15,265,299	2.6	7.88	82.7	643
North Carolina	130	15,149,395	2.6	8.64	86.2	616
Minnesota	86	14,973,668	2.6	8.15	84.3	634
New York	51	13,315,101	2.3	8.14	81.1	644
Michigan	111	13,127,144	2.2	8.90	87.0	616
Colorado	78	12,819,269	2.2	8.09	84.6	637
Other	1,044	136,185,962	23.2	8.49	85.9	623
Total:	3,532	586,403,495	100.0	8.21	82.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Purpose	Loans	Balance ($)	Balance	%	%	FICO
Purchase	1,450	179,685,207	30.6	8.42	85.6	639
Refinance - Rate Term	210	34,933,274	6.0	8.13	84.4	626
Refinance - Cashout	1,872	371,785,014	63.4	8.12	81.5	621
Total:	3,532	586,403,495	100.0	8.21	82.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Product	Loans	Balance ($)	Balance	%	%	FICO
Arm 10/20	1	395,000	0.1	6.00	82.3	769
Arm 2/28	1,236	197,686,744	33.7	8.34	84.4	623
Arm 2/28 - Balloon 40/30	481	98,631,676	16.8	8.27	83.4	618
Arm 2/28 - Balloon 45/30	1	77,265	0.0	8.63	85.0	497
Arm 2/28 - Balloon 50/30	509	119,804,613	20.4	8.05	82.3	624
Arm 2/28 - Dual 40/30	2	309,711	0.1	7.97	53.5	554
Arm 3/27	76	12,775,281	2.2	8.09	82.8	629
Arm 3/27 - Balloon 40/30	35	7,291,301	1.2	7.98	82.6	618
Arm 3/27 - Balloon 45/30	3	320,006	0.1	8.22	78.9	509
Arm 3/27 - Balloon 50/30	16	3,436,688	0.6	7.65	81.0	632
Arm 5/25	65	14,485,475	2.5	7.31	78.2	668
Arm 5/25 - Balloon 40/30	21	5,430,165	0.9	7.61	80.0	641
Arm 5/25 - Balloon 50/30	11	2,881,642	0.5	7.27	76.3	639
Fixed Balloon 30/15	196	7,019,999	1.2	10.97	99.6	641
Fixed Balloon 40/30	99	17,640,828	3.0	8.09	81.5	634
Fixed Balloon 45/30	5	848,833	0.1	8.33	83.7	516
Fixed Balloon 50/30	38	8,306,078	1.4	7.66	71.0	607
Fixed Rate	737	89,062,190	15.2	8.23	81.6	643
Total:	3,532	586,403,495	100.0	8.21	82.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Property Type	Loans	Balance ($)	Balance	%	%	FICO
Single Family Residence	2,875	469,403,807	80.0	8.22	83.0	624
PUD	283	44,490,289	7.6	8.32	83.7	625
2 Family	137	29,472,990	5.0	8.22	81.0	643
Condo	186	28,630,025	4.9	8.25	84.8	643
3-4 Family	51	14,406,383	2.5	7.76	78.2	654
Total:	3,532	586,403,495	100.0	8.21	82.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Margin (%)	Loans	Balance ($)	Balance	%	%	FICO
1.43 - 4.00	64	16,785,178	3.6	6.71	77.9	682
4.01 - 4.50	89	19,617,376	4.2	6.70	77.6	655
4.51 - 5.00	184	40,250,138	8.7	7.24	81.2	652
5.01 - 5.50	282	54,774,008	11.8	7.72	81.0	634
5.51 - 6.00	933	180,301,109	38.9	8.16	83.8	629
6.01 - 6.50	350	64,412,723	13.9	8.53	83.9	606
6.51 - 7.00	291	52,334,928	11.3	9.01	84.8	595
7.01 - 7.50	171	24,425,388	5.3	9.62	86.7	577
7.51 - 8.00	63	7,797,437	1.7	9.88	90.6	579
8.01 - 8.50	22	2,281,637	0.5	10.41	92.1	590
8.51 - 9.00	6	423,610	0.1	10.78	89.3	573
9.01 - 10.99	2	122,036	0.0	11.44	88.2	501
Total:	2,457	463,525,567	100.0	8.18	83.2	624

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Months to Rate Reset	Loans	Balance ($)	Balance	%	%	FICO
1 - 3	2	108,088	0.0	11.82	78.3	685
4 - 6	1	64,455	0.0	11.25	80.0	496
7 - 9	2	648,058	0.1	7.72	64.7	572
10 - 12	4	718,501	0.2	8.39	68.6	539
13 - 15	6	902,643	0.2	8.49	80.6	534
16 - 18	21	4,437,781	1.0	8.26	79.6	535
19 - 21	1,024	190,707,686	41.1	8.20	84.9	626
22 - 24	1,173	219,393,916	47.3	8.28	82.5	621
25 - 27	2	293,503	0.1	8.58	64.9	630
28 - 30	3	355,997	0.1	8.01	78.6	547
31 - 33	72	14,582,524	3.1	7.88	82.2	631
34 - 36	49	8,120,132	1.8	8.15	83.7	621
37 >=	98	23,192,282	5.0	7.35	78.5	660
Total:	2,457	463,525,567	100.0	8.18	83.2	624

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Maximum Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
11.25 - 11.50	1	147,975	0.0	7.25	80.0	671
11.51 - 12.00	23	5,959,987	1.3	5.86	75.1	687
12.01 - 12.50	59	14,532,499	3.1	6.39	78.6	664
12.51 - 13.00	204	45,175,794	9.7	6.87	79.0	650
13.01 - 13.50	310	65,537,313	14.1	7.31	80.6	643
13.51 - 14.00	477	96,694,437	20.9	7.79	80.5	628
14.01 - 14.50	303	56,747,461	12.2	8.23	83.7	630
14.51 - 15.00	399	76,230,209	16.4	8.71	86.0	615
15.01 - 15.50	240	41,054,082	8.9	9.20	88.2	604
15.51 - 16.00	231	34,022,751	7.3	9.67	87.2	582
16.01 - 16.50	108	15,049,729	3.2	10.11	89.4	580
16.51 - 17.00	59	7,771,406	1.7	10.38	88.6	579
17.01 - 17.50	28	3,109,828	0.7	10.89	86.1	553
17.51 - 18.00	10	1,145,500	0.2	11.16	85.2	558
18.01 - 18.54	5	346,597	0.1	11.63	94.7	608
Total:	2,457	463,525,567	100.0	8.18	83.2	624

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Minimum Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
3.75 - 4.50	20	5,159,032	1.1	6.16	77.0	689
4.51 - 5.50	137	27,612,400	6.0	7.23	80.7	655
5.51 - 6.00	124	22,899,022	4.9	7.52	79.9	655
6.01 - 6.50	120	22,712,897	4.9	7.39	81.2	656
6.51 - 7.00	254	49,401,587	10.7	7.43	80.0	638
7.01 - 7.50	305	62,203,829	13.4	7.57	81.7	636
7.51 - 8.00	407	84,382,949	18.2	7.85	80.9	623
8.01 - 8.50	231	44,741,578	9.7	8.36	84.4	624
8.51 - 9.00	329	63,573,274	13.7	8.80	86.3	611
9.01 - 9.50	190	32,869,640	7.1	9.28	88.7	598
9.51 - 10.00	192	29,041,382	6.3	9.79	87.9	579
10.01 - 10.50	82	11,766,055	2.5	10.27	89.5	576
10.51 - 11.00	38	4,654,363	1.0	10.77	88.2	567
11.01 - 11.50	19	1,838,471	0.4	11.25	82.3	539
11.51 - 12.31	9	669,090	0.1	11.78	83.8	556
Total:	2,457	463,525,567	100.0	8.18	83.2	624

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Initial Periodic Cap (%)	Loans	Balance ($)	Balance	%	%	FICO
1.00	760	154,660,323	33.4	8.32	82.4	613
1.50	4	825,892	0.2	8.13	63.8	550
2.00	7	1,659,792	0.4	8.21	67.0	530
3.00	1,683	305,765,148	66.0	8.11	83.8	630
5.00	3	614,412	0.1	8.40	86.7	592
Total:	2,457	463,525,567	100.0	8.18	83.2	624

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Subsequent Periodic Cap (%)	Loans	Balance ($)	Balance	%	%	FICO
1.00	2,448	461,835,354	99.6	8.18	83.2	624
1.50	8	1,564,302	0.3	8.05	72.4	519
2.00	1	125,910	0.0	9.13	90.0	628
Total:	2,457	463,525,567	100.0	8.18	83.2	624

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Interest Only Period (Months)	Loans	Balance ($)	Balance	%	%	FICO
0	3,284	528,705,173	90.2	8.30	83.1	624
60	241	55,726,312	9.5	7.43	81.3	652
120	7	1,972,010	0.3	7.61	86.0	658
Total:	3,532	586,403,495	100.0	8.21	82.9	627

*

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Group 2 Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 3/01/07 cutoff date.  Approximately 15.5% of the mortgage loans do not provide for any payments of principal in the first five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	2,696
Total Outstanding Loan Balance	$587,038,382*	Min	Max
Average Loan Current Balance	$217,744	$10,175	$959,704
Weighted Average Original LTV	82.5%**
Weighted Average Coupon	8.21%	5.45%	14.00%
Arm Weighted Average Coupon	8.02%
Fixed Weighted Average Coupon	8.96%
Weighted Average Margin	5.78%	1.06%	8.75%
Weighted Average FICO (Non-Zero)	627
Weighted Average Age (Months)	3
% First Liens	93.5%
% Second Liens	6.5%
% Arms	79.9%
% Fixed	20.1%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$600,000,100]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Current Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
5.45 - 5.50	1	99,667	0.0	5.45	60.2	695
5.51 - 6.00	14	5,236,340	0.9	5.91	82.0	679
6.01 - 6.50	57	19,804,946	3.4	6.34	79.8	653
6.51 - 7.00	209	70,073,299	11.9	6.83	80.1	654
7.01 - 7.50	323	92,507,218	15.8	7.29	80.2	638
7.51 - 8.00	467	121,515,616	20.7	7.79	80.6	631
8.01 - 8.50	394	92,702,892	15.8	8.26	81.2	622
8.51 - 9.00	284	65,689,593	11.2	8.77	81.9	603
9.01 - 9.50	181	34,638,096	5.9	9.27	82.7	592
9.51 - 10.00	205	31,046,958	5.3	9.78	89.5	596
10.01 - 10.50	148	18,189,927	3.1	10.28	92.0	626
10.51 - 11.00	75	8,222,495	1.4	10.76	87.6	609
11.01 - 11.50	110	10,374,266	1.8	11.19	93.3	624
11.51 - 12.00	117	9,229,797	1.6	11.73	98.6	630
12.01 - 14.00	111	7,707,271	1.3	12.39	98.6	613
Total:	2,696	587,038,382	100.0	8.21	82.5	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
FICO	Loans	Balance ($)	Balance	%	%	FICO
422 - 425	1	532,622	0.1	8.95	80.0	422
426 - 450	2	324,616	0.1	8.12	82.8	437
451 - 475	3	500,686	0.1	8.85	90.9	469
476 - 500	12	1,721,400	0.3	9.17	76.6	491
501 - 525	145	24,754,094	4.2	9.05	73.1	513
526 - 550	199	32,842,444	5.6	8.84	76.1	538
551 - 575	223	42,455,618	7.2	8.52	74.7	563
576 - 600	304	64,522,878	11.0	8.43	81.9	589
601 - 625	569	116,169,334	19.8	8.22	84.3	613
626 - 650	456	104,890,117	17.9	8.16	84.8	639
651 - 675	380	88,983,104	15.2	7.97	84.0	661
676 - 700	220	57,612,746	9.8	7.68	83.9	687
701 - 725	104	29,545,154	5.0	7.95	84.8	712
726 - 750	51	15,877,854	2.7	7.80	85.4	737
751 - 775	22	4,860,584	0.8	7.72	89.8	760
776 - 793	5	1,445,131	0.2	8.75	88.1	783
Total:	2,696	587,038,382	100.0	8.21	82.5	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Scheduled Balance	Loans	Balance ($)	Balance	%	%	FICO
10,174 - 50,000	178	6,691,711	1.1	10.80	93.4	622
50,001 - 100,000	529	40,507,931	6.9	9.96	85.6	615
100,001 - 150,000	478	59,654,226	10.2	8.88	81.0	604
150,001 - 200,000	381	66,516,886	11.3	8.35	80.0	605
200,001 - 250,000	249	55,947,340	9.5	8.24	81.8	616
250,001 - 300,000	203	55,747,220	9.5	7.95	81.7	623
300,001 - 350,000	158	51,116,471	8.7	7.83	81.3	629
350,001 - 400,000	115	43,087,417	7.3	7.69	82.2	638
400,001 - 450,000	124	52,857,072	9.0	7.97	84.0	638
450,001 - 500,000	112	53,324,009	9.1	7.74	83.1	640
500,001 - 550,000	56	29,383,372	5.0	7.84	83.1	636
550,001 - 600,000	54	31,068,689	5.3	7.82	83.8	647
600,001 - 650,000	27	16,974,499	2.9	7.69	86.7	644
650,001 - 700,000	11	7,414,352	1.3	7.33	80.6	660
700,001 - 750,000	11	8,037,565	1.4	8.09	84.1	650
750,001 - 800,000	4	3,136,655	0.5	7.77	82.4	667
850,001 - 900,000	2	1,763,323	0.3	7.22	80.0	678
900,001 - 950,000	1	939,826	0.2	6.98	80.0	735
950,001 - 959,705	3	2,869,819	0.5	7.08	76.4	706
Total:	2,696	587,038,382	100.0	8.21	82.5	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Original LTV (%) *	Loans	Balance ($)	Balance	%	%	FICO
15.09 - 50.00	70	9,135,578	1.6	8.46	42.5	570
50.01 - 55.00	22	3,074,691	0.5	8.54	53.1	558
55.01 - 60.00	43	6,596,838	1.1	8.16	57.6	561
60.01 - 65.00	78	13,010,759	2.2	8.10	63.6	576
65.01 - 70.00	140	27,111,252	4.6	8.12	68.5	574
70.01 - 75.00	192	34,813,813	5.9	8.46	74.1	573
75.01 - 80.00	892	255,703,743	43.6	7.63	79.9	646
80.01 - 85.00	274	62,588,584	10.7	8.19	84.4	603
85.01 - 90.00	274	78,523,953	13.4	7.96	89.5	625
90.01 - 95.00	98	28,467,619	4.8	8.82	94.9	636
95.01 - 100.00	613	68,011,551	11.6	10.30	100.0	646
Total:	2,696	587,038,382	100.0	8.21	82.5	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Prepay Penalty in Years	Loans	Balance ($)	Balance	%	%	FICO
0.00	784	158,527,526	27.0	8.49	81.5	622
0.50	3	715,294	0.1	9.23	79.0	554
1.00	142	42,869,017	7.3	8.45	82.5	629
2.00	1,345	300,490,870	51.2	8.12	83.3	629
2.50	5	1,021,570	0.2	7.25	80.4	656
3.00	417	83,414,104	14.2	7.89	81.6	627
Total:	2,696	587,038,382	100.0	8.21	82.5	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Documentation Type	Loans	Balance ($)	Balance	%	%	FICO
Full	1,724	350,455,361	59.7	8.03	83.1	616
Reduced	533	125,740,848	21.4	8.45	82.6	655
Stated Income / Stated Assets	382	100,426,437	17.1	8.55	80.3	623
No Income / No Assets	57	10,415,736	1.8	8.13	84.1	684
Total:	2,696	587,038,382	100.0	8.21	82.5	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Occupancy Status	Loans	Balance ($)	Balance	%	%	FICO
Primary	2,524	556,833,493	94.9	8.18	82.6	627
Second Home	10	2,330,154	0.4	9.05	89.1	615
Investor	162	27,874,736	4.7	8.63	80.7	622
Total:	2,696	587,038,382	100.0	8.21	82.5	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
State	Loans	Balance ($)	Balance	%	%	FICO
California	660	210,762,643	35.9	7.97	84.5	646
Florida	344	69,817,450	11.9	8.40	80.5	620
Texas	244	32,818,159	5.6	8.32	82.6	616
Illinois	122	26,974,088	4.6	8.54	80.3	612
Georgia	185	26,935,459	4.6	8.68	86.0	622
Arizona	137	26,333,929	4.5	8.14	78.5	610
Maryland	93	22,721,015	3.9	7.84	78.5	603
New Jersey	84	22,202,554	3.8	8.26	81.3	630
New York	59	18,227,792	3.1	8.40	81.0	623
Virginia	71	14,054,076	2.4	8.09	78.8	603
Nevada	53	13,021,473	2.2	8.23	83.6	640
North Carolina	47	7,920,989	1.3	8.48	79.5	590
Utah	34	6,546,638	1.1	8.05	85.0	632
Washington	29	6,499,316	1.1	7.88	81.3	611
Tennessee	51	6,385,599	1.1	8.31	80.5	619
Other	483	75,817,201	12.9	8.46	82.4	611
Total:	2,696	587,038,382	100.0	8.21	82.5	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Purpose	Loans	Balance ($)	Balance	%	%	FICO
Purchase	1,537	321,409,331	54.8	8.28	84.9	645
Refinance - Rate Term	62	11,805,019	2.0	8.45	80.5	608
Refinance - Cashout	1,097	253,824,032	43.2	8.11	79.6	605
Total:	2,696	587,038,382	100.0	8.21	82.5	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Product	Loans	Balance ($)	Balance	%	%	FICO
Arm 10/20	2	911,729	0.2	6.67	80.0	652
Arm 2/28	903	203,833,301	34.7	8.12	80.6	621
Arm 2/28 - Balloon 40/30	405	110,028,492	18.7	8.11	82.4	619
Arm 2/28 - Balloon 45/30	4	1,209,889	0.2	7.90	79.8	541
Arm 2/28 - Balloon 50/30	317	118,413,642	20.2	7.89	83.0	638
Arm 3/27	47	12,182,154	2.1	7.99	81.1	636
Arm 3/27 - Balloon 40/30	17	3,956,238	0.7	8.06	81.9	620
Arm 3/27 - Balloon 45/30	6	974,498	0.2	7.54	77.1	513
Arm 3/27 - Balloon 50/30	7	2,521,220	0.4	7.94	83.8	663
Arm 5/25	31	9,647,752	1.6	7.10	81.4	658
Arm 5/25 - Balloon 40/30	14	3,854,687	0.7	7.53	86.0	647
Arm 5/25 - Balloon 50/30	2	609,474	0.1	8.08	73.9	679
Arm 6 Month	2	1,142,508	0.2	7.23	81.1	677
Fixed Balloon 30/15	327	25,725,172	4.4	11.27	99.8	647
Fixed Balloon 40/30	47	10,033,507	1.7	7.69	80.5	630
Fixed Balloon 45/30	3	570,679	0.1	8.11	89.8	551
Fixed Balloon 50/30	14	4,980,638	0.8	8.22	84.8	630
Fixed Rate	548	76,442,804	13.0	8.40	81.5	622
Total:	2,696	587,038,382	100.0	8.21	82.5	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Property Type	Loans	Balance ($)	Balance	%	%	FICO
Single Family Residence	2,146	464,590,193	79.1	8.17	82.3	625
PUD	260	58,011,876	9.9	8.34	83.3	624
Condo	160	33,051,787	5.6	8.27	84.6	645
2 Family	106	24,699,560	4.2	8.42	83.1	642
3-4 Family	24	6,684,966	1.1	8.45	76.9	635
Total:	2,696	587,038,382	100.0	8.21	82.5	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Margin (%)	Loans	Balance ($)	Balance	%	%	FICO
1.06 - 4.00	65	21,666,096	4.6	6.94	81.1	676
4.01 - 4.50	57	15,563,453	3.3	6.67	78.6	657
4.51 - 5.00	134	37,837,509	8.1	7.28	80.1	645
5.01 - 5.50	168	39,472,385	8.4	7.75	79.3	620
5.51 - 6.00	824	242,399,452	51.7	7.97	82.7	635
6.01 - 6.50	229	55,813,880	11.9	8.49	81.0	600
6.51 - 7.00	156	35,224,154	7.5	8.98	79.4	581
7.01 - 7.50	78	13,569,742	2.9	9.58	85.5	572
7.51 - 8.00	37	6,579,662	1.4	9.73	90.1	577
8.01 - 8.50	8	1,083,538	0.2	10.22	91.7	600
8.51 - 8.75	1	75,713	0.0	9.50	65.9	594
Total:	1,757	469,285,583	100.0	8.02	81.7	626

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Months to Rate Reset	Loans	Balance ($)	Balance	%	%	FICO
1 - 3	3	1,204,353	0.3	7.43	79.8	673
4 - 6	4	684,349	0.1	7.09	79.3	559
7 - 9	3	723,676	0.2	8.81	83.3	500
13 - 15	6	1,363,494	0.3	8.91	76.9	499
16 - 18	31	8,116,295	1.7	8.23	79.8	591
19 - 21	814	202,414,135	43.1	8.00	81.8	622
22 - 24	772	220,556,536	47.0	8.09	81.8	631
25 - 27	3	501,340	0.1	7.23	77.3	510
28 - 30	8	1,936,487	0.4	8.27	79.0	600
31 - 33	34	8,081,014	1.7	7.99	81.9	627
34 - 36	30	8,680,265	1.8	7.83	81.3	647
37 >=	49	15,023,641	3.2	7.22	82.2	656
Total:	1,757	469,285,583	100.0	8.02	81.7	626

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Maximum Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
11.45 - 11.50	1	99,667	0.0	5.45	60.2	695
11.51 - 12.00	16	5,721,816	1.2	6.03	81.1	672
12.01 - 12.50	43	15,004,555	3.2	6.34	80.7	657
12.51 - 13.00	164	56,558,245	12.1	6.85	80.6	656
13.01 - 13.50	249	74,341,314	15.8	7.28	80.8	639
13.51 - 14.00	344	95,588,038	20.4	7.76	80.4	633
14.01 - 14.50	320	79,682,904	17.0	8.23	81.2	626
14.51 - 15.00	243	63,774,975	13.6	8.66	81.8	610
15.01 - 15.50	147	32,226,248	6.9	9.10	83.6	595
15.51 - 16.00	116	23,980,990	5.1	9.70	88.3	587
16.01 - 16.50	53	9,842,590	2.1	10.01	84.9	581
16.51 - 17.00	31	6,945,532	1.5	10.22	87.7	594
17.01 - 17.50	20	3,996,354	0.9	10.76	85.6	573
17.51 - 18.00	6	895,492	0.2	11.01	87.0	565
18.01 - 18.24	4	626,863	0.1	11.10	93.1	598
Total:	1,757	469,285,583	100.0	8.02	81.7	626

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Minimum Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
3.80 - 4.50	11	3,731,531	0.8	6.26	79.9	675
4.51 - 5.50	28	8,868,446	1.9	7.28	79.2	644
5.51 - 6.00	50	12,802,491	2.7	7.29	80.1	643
6.01 - 6.50	78	22,543,120	4.8	7.11	81.1	652
6.51 - 7.00	194	61,922,985	13.2	7.09	79.6	651
7.01 - 7.50	259	75,016,851	16.0	7.37	80.8	638
7.51 - 8.00	336	94,785,333	20.2	7.82	80.6	632
8.01 - 8.50	286	72,615,793	15.5	8.27	81.4	620
8.51 - 9.00	206	52,944,416	11.3	8.78	83.0	604
9.01 - 9.50	122	26,525,933	5.7	9.27	84.6	593
9.51 - 10.00	106	23,358,601	5.0	9.78	90.3	593
10.01 - 10.50	42	7,621,653	1.6	10.27	89.0	585
10.51 - 11.00	20	3,509,770	0.7	10.76	79.7	566
11.01 - 11.50	16	2,782,551	0.6	11.16	80.0	549
11.51 - 11.76	3	256,109	0.1	11.65	73.1	519
Total:	1,757	469,285,583	100.0	8.02	81.7	626

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Initial Periodic Cap (%)	Loans	Balance ($)	Balance	%	%	FICO
1.00	670	208,962,225	44.5	8.00	82.0	632
1.50	2	591,880	0.1	7.71	80.0	682
2.00	7	1,736,877	0.4	8.48	75.6	526
3.00	1,076	257,614,629	54.9	8.04	81.5	622
5.00	2	379,972	0.1	7.97	73.7	608
Total:	1,757	469,285,583	100.0	8.02	81.7	626

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Subsequent Periodic Cap (%)	Loans	Balance ($)	Balance	%	%	FICO
1.00	1,749	466,705,735	99.5	8.02	81.7	626
1.50	4	1,076,693	0.2	7.85	80.8	634
2.00	4	1,503,154	0.3	8.86	83.7	636
Total:	1,757	469,285,583	100.0	8.02	81.7	626

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Interest Only Period (Months)	Loans	Balance ($)	Balance	%	%	FICO
0	2,442	496,171,071	84.5	8.34	82.6	622
60	251	89,367,582	15.2	7.52	81.9	653
120	3	1,499,729	0.3	7.33	80.0	642
Total:	2,696	587,038,382	100.0	8.21	82.5	627

*

Note, for second liens, CLTV is employed in this calculation.